UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

ADT Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of Incorporation)

001-38352
(Commission File Number)

47-4116383
(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 322-7235
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 1, 2019, Prime Security Services Borrower, LLC, a Delaware limited liability company (“Prime Borrower”), and Prime Finance Inc., a Delaware corporation (collectively, the “Issuers”), each a wholly-owned subsidiary of ADT Inc., completed the previously announced partial redemption of $300 million aggregate principal amount of their outstanding 9.250% Second-Priority Senior Secured Notes due 2023 (“Prime Notes”), at a price of $1,063.29 per $1,000 of principal amount of the Prime Notes so redeemed plus accrued and unpaid interest to, but excluding, the date hereof (the “Redemption”). Following the Redemption, the aggregate outstanding principal amount of the Prime Notes is $2,246 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 1, 2019	ADT Inc.

	By:	/s/ Jeffrey Likosar
Jeffrey Likosar
Chief Financial Officer